Exhibit 99.1

The First Bancorp Reports Third Quarter Results

DAMARISCOTTA, ME, October 16, - The First Bancorp (Nasdaq: FNLC), today announced unaudited results for the quarter ended September 30, 2013. Net income was $3.4 million, up $142,000 or 4.4% from the same period in 2012, and earnings per common share on a fully diluted basis of $0.31 were the same as in 2012. Compared to the previous quarter, net income was up $123,000 or 3.8% and earnings per common share on a fully diluted basis were up $0.02 or 6.9%.
The Company also announced unaudited results for the nine months ended September 30, 2013. Net income was $9.5 million, up $4,000 from the same period in 2012, and earnings per common share on a fully diluted basis of $0.87 were down $0.04 or 4.4% from the same period in 2012.
“This was an excellent quarter for The First Bancorp in a number of ways,” observed Daniel R. Daigneault, the Company’s President & Chief Executive Officer. “Net income was the highest quarterly total posted by the Company since the second quarter of 2009. Margin compression appears to have stabilized, with our net interest margin up slightly from the second quarter. At the same time, asset quality is greatly improved, with non-performing assets at 1.48% of total assets compared to 2.04% a year ago.
“Our balance sheet grew $20.3 million or 1.4% in the third quarter of 2013,” President Daigneault noted. “The investment portfolio increased $25.2 million or 5.3%, ending the quarter at $504.1 million. The loan portfolio decreased $4.0 million or 0.5%, with a decline in commercial, consumer and home equity loans being partially offset by modest growth in municipal loans and mortgages. On the funding side, low-cost deposits were up $38.4 million or 10.4% in the third quarter, and year over year, low-cost deposits are up $52.4 million or 14.7%. This is the result of healthy deposit inflows in 2013 and the low-cost deposits added in October 2012 with the purchase of the Union Street branch in Rockland.
“Net interest income on a tax-equivalent basis was down $1.3 million for the first nine months of 2013 compared to the same period in 2012,” President Daigneault continued. “Margin compression was responsible for $1.2 million of the decline, and lower volumes of earning assets were responsible for $120,000. For the quarter, however, net interest income was down only $35,000 compared to the third quarter of 2012, with increased earning assets almost completely offsetting a $199,000 drop due to margin compression.
“Despite the drop in net interest income, year-to-date net income was buoyed by several factors,” President Daigneault observed. “We provisioned $2.8 million less for loan losses in the first nine months of 2013 compared to the same period in 2012, and we saw a $932,000 increase in non-interest income coming from a number of areas. When combined, these more than offset the decline in net interest income and a $2.3 million increase in operating expenses, much of which is due to our addition of the Union Street office in Rockland late in 2012 and the opening of our new office in Bangor in the first quarter of this year.
“As noted before, we continue to see an improving trend in credit quality,” President Daigneault commented. “Non-performing assets stood at 1.48% of total assets as of September 30, 2013 - the lowest level we have seen since mid-2009. This is well below the 2.32% peak in non-performing assets we saw at December 31, 2011, and down from 1.75% at the end of the previous quarter. Net chargeoffs year to date were $3.5 million or 0.55% of average loans on an annualized basis, compared to $4.6 million or 0.70% of average loans on an annualized basis for the same period in 2012. The allowance for loan losses stood at 1.45% of total loans as of September 30, 2013, virtually even with December 31, 2012, and down from 1.69% a year ago.”
“Our core operating ratios remain healthy,” observed the Company's Chief Financial Officer, F. Stephen Ward, “with a return on average assets of 0.88% and a return on average tangible common equity of 10.29% year to date. These compare to a return on average assets of 0.89% and a return on average tangible common equity of 10.36% for the same period in 2012. Although our year-to-date efficiency ratio has increased to 56.00% with higher operating expenses attributable to the new Rockland and Bangor offices, it remains well below our UBPR peer group average at 67.07% as of June 30, 2013.
“The First Bancorp's stock has increased 1.09% or $0.18 per share in 2013,” said Mr. Ward, “and when the quarterly dividend of $0.195 per share is added, our total return with dividends reinvested is 4.53%. We feel the price of our shares has held up exceptionally well after a common stock offering was announced in late March and as of September 30, 2013, we were trading at 1.53 times tangible book value - an excellent valuation for a community bank stock. A major reason for this valuation compared to tangible book value is the generous cash dividend we pay to our shareholders. We have been fortunate to keep the dividend at $0.195 per share per quarter or $0.78 per share per year in the challenging economic conditions we have seen over the past five years. In the third quarter of 2013 we paid out 62.9% of earnings in dividends - even with the third quarter of 2012 - and based on the quarter-end closing price of $16.65 per share, our dividend yield was 4.68% at September 30, 2013.
“The Company has placed a great deal of attention on capital management in 2013,” Mr. Ward observed, “beginning with a very successful equity raise at the end of the first quarter which enabled us to repay the U.S. Treasury's remaining Capital Purchase Program investment in the second quarter. We remain very well capitalized after these transactions, with a leverage capital ratio for the Bank of 8.34%, and tier one and tier two risk-based capital ratios of 14.62% and 15.88%, respectively, as of September 30, 2013. Strong capital ratios are an important factor in our generous dividend payout, and these ratios are all well above the FDIC's well-capitalized requirements and exceed the new Basel III requirements recently set forth by banking regulators.
“The third quarter of 2013 was an excellent quarter for The First Bancorp,” President Daigneault concluded. “We are cautiously optimistic that we have begun to turn the corner after a number of years of challenging economic conditions, as demonstrated by the best quarterly net income in nearly five years and continued improvement in credit quality. At the same time, our new offices on Union Street in Rockland and in Bangor are beginning to have a positive impact on our operating results, and we look forward to the growth opportunity these provide for the future. We are pleased to have repaid the U.S. Treasury in full with proceeds from the common stock offering, and with strong capital and solid earnings, we continue to see our generous cash dividend as important reason that investors hold our stock.”
The First Bancorp, headquartered in Damariscotta, Maine, is the holding company for The First, N.A. Founded in 1864, The First is an independent community bank with 16 offices in Lincoln, Knox, Hancock, Washington and Penobscot Counties. The Bank provides a full range of consumer and commercial banking products and services to mid-coast and eastern Maine. First Advisors, a division of The First, provides investment advisory, private banking and trust services from four offices in Lincoln, Hancock and Penobscot Counties.

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars	September 30, 2013	December 31, 2012	September 30, 2012
Assets
Cash and due from banks	$20,117	$14,958	$14,904
Interest-bearing deposits in other banks	787	1,638	681
Securities available for sale	317,900	291,614	299,900
Securities to be held to maturity	172,251	143,320	154,256
Restricted equity securities, at cost	13,912	14,448	14,448
Loans held for sale	1,555	1,035	—
Loans	862,073	869,284	869,871
Less allowance for loan losses	12,457	12,500	14,739
Net loans	849,616	856,784	855,132
Accrued interest receivable	5,353	4,912	5,425
Premises and equipment	23,667	22,988	18,376
Other real estate owned	3,760	7,593	5,471
Goodwill	29,805	29,805	27,684
Other assets	26,026	25,904	27,039
Total assets	$1,464,749	$1,414,999	$1,423,316
Liabilities
Demand deposits	$110,007	$90,252	$89,500
NOW deposits	151,126	147,309	136,472
Money market deposits	96,313	80,983	74,805
Savings deposits	147,560	135,250	130,354
Certificates of deposit	208,049	199,265	210,963
Certificates $100,000 to $250,000	286,815	277,571	247,095
Certificates $250,000 and over	37,596	28,220	55,358
Total deposits	1,037,466	958,850	944,547
Borrowed funds	266,777	282,905	304,749
Other liabilities	13,853	16,921	17,383
Total Liabilities	1,318,096	1,258,676	1,266,679
Shareholders' equity
Preferred stock	—	12,402	12,377
Common stock	106	98	98
Additional paid-in capital	58,241	46,314	46,205
Retained earnings	92,633	89,692	88,541
Net unrealized gain/(loss) on securities available-for-sale	(4,212)	7,940	9,488
Net unrealized loss on postretirement benefit costs	(115)	(123)	(72)
Total shareholders' equity	146,653	156,323	156,637
Total liabilities & shareholders' equity	$1,464,749	$1,414,999	$1,423,316
Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	10,665,378	9,859,914	9,853,396
Book value per common share	$13.75	$14.60	$14.64
Tangible book value per common share	$10.88	$11.47	$11.83

The First Bancorp
Consolidated Statements of Income and Comprehensive Income (Unaudited)

	For the nine months ended September 30,		For the quarters ended September 30,
In thousands of dollars, except per share data	2013	2012	2013	2012
Interest income
Interest and fees on loans	$26,240	$28,006	$8,710	$9,247
Interest on deposits with other banks	6	3	2	2
Interest and dividends on investments	10,923	11,122	3,943	3,643
Total interest income	37,169	39,131	12,655	12,892
Interest expense
Interest on deposits	6,035	6,370	2,023	2,073
Interest on borrowed funds	3,355	3,367	1,127	1,149
Total interest expense	9,390	9,737	3,150	3,222
Net interest income	27,779	29,394	9,505	9,670
Provision for loan losses	3,500	6,300	800	1,400
Net interest income after provision for loan losses	24,279	23,094	8,705	8,270
Non-interest income
Investment management and fiduciary income	1,438	1,230	470	386
Service charges on deposit accounts	2,099	1,995	676	644
Net securities gains	1,087	1,967	—	—
Mortgage origination and servicing income	1,735	854	348	550
Other operating income	3,129	2,510	1,127	912
Total non-interest income	9,488	8,556	2,621	2,492
Non-interest expense
Salaries and employee benefits	10,607	9,485	3,613	3,283
Occupancy expense	1,557	1,247	488	428
Furniture and equipment expense	1,992	1,650	682	527
FDIC insurance premiums	864	909	280	303
Amortization of identified intangibles	245	212	82	71
Other operating expense	6,553	6,000	1,861	1,983
Total non-interest expense	21,818	19,503	7,006	6,595
Income before income taxes	11,949	12,147	4,320	4,167
Applicable income taxes	2,486	2,688	955	944
Net Income	$9,463	$9,459	$3,365	$3,223
Basic earnings per share	$0.87	$0.91	$0.31	$0.31
Diluted earnings per share	$0.87	$0.91	$0.31	$0.31

The First Bancorp
Selected Financial Data (Unaudited)

Dollars in thousands,	For the nine months ended September 30,		For the quarters ended September 30,
except for per share amounts	2013	2012	2013	2012

Summary of Operations
Interest Income	$37,169	$39,131	$12,655	$12,892
Interest Expense	9,390	9,737	3,150	3,222
Net Interest Income	27,779	29,394	9,505	9,670
Provision for Loan Losses	3,500	6,300	800	1,400
Non-Interest Income	9,488	8,556	2,621	2,492
Non-Interest Expense	21,818	19,503	7,006	6,595
Net Income	9,463	9,459	3,365	3,223
Per Common Share Data
Basic Earnings per Share	$0.87	$0.91	$0.31	$0.31
Diluted Earnings per Share	0.87	0.91	0.31	0.31
Cash Dividends Declared	0.585	0.585	0.195	0.195
Book Value per Common Share	13.75	14.64	13.75	14.64
Tangible Book Value per Common Share	10.88	11.83	10.88	11.83
Market Value	16.65	17.55	16.65	17.55
Financial Ratios
Return on Average Equity (a)	8.51%	8.86%	9.19%	8.90%
Return on Average Tangible Common Equity (a)	10.29%	10.36%	11.51%	10.39%
Return on Average Assets (a)	0.88%	0.89%	0.92%	0.90%
Average Equity to Average Assets	10.77%	10.90%	9.99%	11.02%
Average Tangible Equity to Average Assets	8.63%	8.95%	7.88%	9.07%
Net Interest Margin Tax-Equivalent (a)	3.04%	3.16%	3.04%	3.12%
Dividend Payout Ratio	67.24%	64.29%	62.90%	62.90%
Allowance for Loan Losses/Total Loans	1.45%	1.69%	1.45%	1.69%
Non-Performing Loans to Total Loans	2.08%	2.71%	2.08%	2.71%
Non-Performing Assets to Total Assets	1.48%	2.04%	1.48%	2.04%
Efficiency Ratio	56.00%	50.74%	53.51%	50.73%
At Period End
Total Assets	$1,464,749	$1,423,316	$1,464,749	$1,423,316
Total Loans	862,073	869,871	862,073	869,871
Total Investment Securities	504,063	468,604	504,063	468,604
Total Deposits	1,037,466	944,547	1,037,466	944,547
Total Shareholders' Equity	146,653	156,637	146,653	156,637
(a) Annualized using a 365-day basis in 2013 and 366-day basis in 2012

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total, which adjustments increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.

The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 35.0% tax rate was used in both 2013 and 2012.

	For the nine months ended September 30,		For the quarters ended September 30,
In thousands of dollars	2013	2012	2013	2012
Net interest income as presented	$27,779	$29,394	$9,505	$9,670
Effect of tax-exempt income	2,647	2,318	922	792
Net interest income, tax equivalent	$30,426	$31,712	$10,427	$10,462

The Company presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the nine months ended September 30,		For the quarters ended September 30,
In thousands of dollars	2013	2012	2013	2012
Non-interest expense, as presented	$21,818	$19,503	$7,006	$6,595
Net interest income, as presented	27,779	29,394	9,505	9,670
Effect of tax-exempt income	2,647	2,318	922	792
Non-interest income, as presented	9,488	8,556	2,621	2,492
Effect of non-interest tax-exempt income	133	137	44	46
Net securities gains	(1,087)	(1,967)	—	—
Adjusted net interest income plus non-interest income	$38,960	$38,438	$13,092	$13,000
Non-GAAP efficiency ratio	56.00%	50.74%	53.51%	50.73%
GAAP efficiency ratio	58.55%	51.39%	57.78%	54.23%

The Company presents certain information based upon average tangible common equity instead of total average shareholders' equity. The difference between these two measures is the Company's preferred stock and intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the nine months ended September 30,		For the quarters ended September 30,
	2013	2012	2013	2012
Average shareholders' equity as presented	$154,029	$154,955	$145,286	$156,475
Less preferred stock	(5,374)	(12,329)	—	(12,353)
Less intangible assets	(30,705)	(28,451)	(30,705)	(28,451)
Tangible average shareholders' equity	$117,950	$114,175	$114,581	$115,671

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Additional Information
For more information, please contact F. Stephen Ward, The First Bancorp's Treasurer & Chief Financial Officer, at 207.563.3272.